UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 21, 2020, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a securities purchase agreement pursuant to which Odyssey agreed to sell in a registered direct offering an aggregate of 2,553,314 shares of Odyssey’s common stock and warrants to purchase up to 1,901,989 shares of common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase up to 0.6 shares of common stock. The purchase price for each unit is $4.543. The warrants to purchase up to 1,901,989 shares of common stock include a warrant to purchase up to 370,000 shares to be issued to the manager of the other party to the purchase agreement to reimburse the manager for certain expenses incurred in connection with this offering. The terms of the warrant to be issued to the manager are identical in all material respects to the warrants included in the units offered to the investors.

The warrants have an exercise price of $4.75 per share of common stock and will be exercisable for a period of three years in accordance with their terms at any time commencing six months after issuance. The net proceeds to the Company from the registered direct public offering, after estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $11.3 million. The units were offered directly to investors without a placement agent, underwriter, broker or dealer. The transaction is expected to close on August 25, 2020, subject to satisfaction of customary closing conditions.

The foregoing summaries of the terms of the purchase agreement and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

The common stock and warrants are being offered and sold pursuant to a base prospectus and a prospectus supplement, both filed pursuant to Odyssey’s shelf registration statement on Form S-3 (File No. 333-227666). The legal opinion and consent of Akerman LLP relating to the common stock and warrants is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d) Exhibits.

4.1	Form of Warrant to Purchase Common Stock.

5.1	Opinion letter of Akerman LLP.

5.2	Opinion Letter of Snell & Wilmer L.L.P.

10.1	Form of Purchase Agreement.

23.1	Consent of Akerman LLP (contained in Exhibit 5.1).

23.2	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: August 25, 2020	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer